Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contacts:
Marvin (Mickey) Goldwasser
Open Solutions Inc.
860.652.3153
mgoldwasser@opensolutions.com

Christopher Ullman
The Carlyle Group
202.729.5399

Andrew Cole
Providence Equity Partners
Sard Verbinnen & Co
415.618.8750

The Carlyle Group and Providence Equity Partners Complete
Acquisition of Open Solutions Inc.

— Open Solutions stockholders receive $38.00 per share —

GLASTONBURY, Conn., January 23, 2007 — Open Solutions Inc.® (NASDAQ:OPEN) today announced the completion of the merger pursuant to which Open Solutions has been acquired by affiliates of The Carlyle Group and Providence Equity Partners, two leading private equity firms.

          On October 14, 2006, Open Solutions entered into a merger agreement with affiliates of The Carlyle Group and Providence Equity Partners, which provides that Open Solutions stockholders are entitled to receive $38.00 in cash, without interest, for each share of Open Solutions common stock held.   The total transaction is valued at approximately $1.4 billion.

          “The combination of The Carlyle Group and Providence Equity Partners’ financial resources in partnership with Open Solutions’ powerful technology offerings creates an even stronger industry-focused team. As we enter this new and exciting chapter for Open Solutions we are as committed as ever in our efforts to revolutionize the financial services sector,” said Louis Hernandez, Jr., Open Solutions Chairman and CEO. “We are pleased to partner with two industry leading firms, The Carlyle Group and Providence Equity Partners, who fully understand our company, our vision and our mission. We look forward to working together to build on the success of our company by providing innovative and enabling technology solutions to our clients and the marketplace.”

          Bud Watts, Managing Director of The Carlyle Group, stated, “We would like to thank Louis and the entire Open Solutions management team for their outstanding efforts in completing this transaction.  We are excited about our partnership with Providence Equity Partners, Louis and his strong management team and look forward to supporting Open Solutions as we continue to grow the company and invest in its products and service offerings.  We believe that Open Solutions’ valued clients and talented employees will all benefit directly from this continued growth and expansion.”

          “We are pleased to have completed the transaction quickly with overwhelming support from Open Solutions shareholders,” said Julie Richardson, Managing Director at Providence Equity Partners. “Partnering with Louis and his talented team and Carlyle, we plan to drive value at Open Solutions through investment in continued growth and expansion of the company.”

          Open Solutions stock will cease to trade on the NASDAQ National Market at the close of market today and will be de-listed.

          Open Solutions has appointed Computershare Trust Company, N.A., as paying agent.  Stockholders of Open Solutions who possess stock certificates will receive instructions and a letter of transmittal by mail from Computershare concerning how and where to surrender the Open Solution certificates that they hold for payment.  Stockholders who hold shares in “street name” through a bank,  broker or other nominee will not have to take any action to have their shares converted into cash as such conversions will be handled by the bank, broker or other nominee.  Questions about the deposit of merger proceeds should be directed to the appropriate broker, bank or other nominee or to Computershare.

          In addition, on January 23, 2007, Open Solutions completed its previously announced tender offer for its outstanding $270,000,000 aggregate principal amount at maturity senior subordinated convertible notes due 2035 (“Notes”), pursuant to its Offer to Purchase, dated December 21, 2007. The tender offer expired at 11:00 am New York City time on January 23, 2007.

          On January 23, 2007, Open Solutions accepted for payment all validly tendered Notes, consisting of $269,875,000 in aggregate principal amount at maturity of Notes, representing approximately 99.9% of the outstanding Notes. The supplemental indenture executed in connection with the merger became operative January 23, 2007.

About The Carlyle Group

          The Carlyle Group is a global private equity firm with $46.9 billion under management. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on technology, aerospace & defense, automotive & transportation, business services, consumer & retail, energy & power, healthcare, industrial and telecommunications & media. Since 1987, the firm has invested $24 billion of equity in 576 transactions for a total purchase price of $101.8 billion. Carlyle employs more than 740 people in 16 countries. Recent investments have included the acquisitions of Freescale Semiconductor, Inc., one of the world’s largest semiconductor companies, SS&C Technologies, Inc., a provider of highly specialized proprietary software and related services to the financial services industry, Dunkin’ Brands, Inc., a franchisor of quick service restaurant concepts, The Hertz Corporation, the largest worldwide car rental brand, and The Nielsen Company, a leading information and media company.

About Providence Equity Partners Inc.

          Providence Equity Partners Inc. is a global private investment firm specializing in equity investments in media and entertainment, communications and information companies around the world. The principals of Providence Equity manage funds with over $20 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1990. Significant investments include SunGard Data Systems Inc., Bresnan Broadband Holdings, LLC , Casema N.V., Com Hem Group, Education Management Corporation, eircom Group plc, Kabel Deutschland GmbH, Metro-Goldwyn-Mayer Inc., Grupo Corporativo ONO, PanAmSat Corporation, ProSieben-Sat.1 Media AG, Recoletos Grupo de Comunicaci’ on S.A., VoiceStream Wireless Corp., Warner Music Group Corp., Western Wireless Corporation and TDC A/S. Providence Equity is headquartered in Providence, RI and has offices in New York, NY and London, UK.

About Open Solutions Inc.

          Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications built on a single centralized Oracle relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, digital documents, Check 21, interactive voice response, network services, Web hosting and design, and payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts, credit unions and financial services providers in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

          For more information about Open Solutions or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Internet site at www.opensolutions.com.

          Open Solutions Inc. is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright 2007 Open Solutions Inc. All rights reserved.

Safe Harbor Statement

Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into or seek to enter into business combinations and acquisitions which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention.  Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth in Item 1A, “Risk Factors,” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended Sept. 30, 2006, as filed with the Securities and Exchange Commission.

###